                     ATTACHMENT FOR CURRENT FILING OF N-SAR
                                  SUB-ITEM 77I

The following new portfolios were added:

     1.   American Asset Allocation Trust

     2.   American Global Growth Trust

     3.   American Global Small Cap Trust

     4.   American High-Income Trust

     5.   American New World Trust

     6.   Emerging Markets Value Trust

     7.   Franklin Templeton Founding Allocation Trust

     8.   Income Trust

     9.   Mid Cap Intersection Trust

     10.  Mutual Shares Trust

     11.  Small Cap Intrinsic Value Trust

The new portfolios are described below.

AMERICAN ASSET ALLOCATION TRUST

ADVISER TO MASTER FUND: Capital Research and Management Company ("CRMC")

INVESTMENT OBJECTIVE:    To seek to provide high total return  (including
                         income and capital gains) consistent with preservation
                         of capital over the long term.

INVESTMENT STRATEGIES:   The American Asset Allocation Trust invests all of its
                         assets in the master fund, Class 1 shares of the Asset
                         Allocation Fund, a series of American Funds Insurance
                         Series. The Asset Allocation Fund invests in a
                         diversified portfolio of common stocks and other
                         equity securities, bonds and other intermediate and
                         long-term debt securities, and money market
                         instruments. In addition, the Asset Allocation Fund
                         may invest up to 25% of its debt assets in lower
                         quality debt securities (rated Ba or below by Moody's
                         and BB or below by S&P or unrated but determined to be
                         of equivalent quality). Such securities are sometimes
                         referred to as "junk bonds." The Asset Allocation Fund
                         is designed for investors seeking above-average total
                         return.

     In seeking to pursue its investment objective, the Asset Allocation Fund will vary its mix of equity securities, debt securities and money market instruments. Under normal market conditions, the Asset Allocation Fund's investment adviser expects (but is not required) to maintain an investment mix falling within the following ranges: 40% - 80% in equity securities, 20% - 50% in debt securities and 0% - 40% in money market instruments. The proportion of equities, debt and money market securities held by the Asset Allocation Fund will vary with market conditions and the investment adviser's assessment of their relative attractiveness as investment opportunities. The Asset Allocation Fund may invest up to 15% of its assets in equity securities of issuers domiciled outside the U.S., including emerging markets, and not included in S&P's 500 Composite Index, and up to 5% of its assets in debt securities of non-U.S. issuers.

Temporary Defensive Investing

     The Asset Allocation Fund may also hold cash or money market instruments. The size of the fund's cash position will vary and will depend on various factors, including market conditions and purchases and redemptions of fund shares. A larger cash position could detract from the achievement of the fund's objective in a period of rising market prices; conversely, it would reduce the fund's magnitude of loss in the event of a general downturn and provide liquidity to make additional investments or to meet redemptions.

Principal Risks of Investing in this Fund

     The principal risks of investing in the Fund, which could adversely affect its NAV and performance, include:

          -    Active Management Risk

          -    Credit and Counterparty Risk

          -    Derivatives Risk

          -    Equity Securities Risk

          -    Fixed Income Securities Risk

          -    Foreign Securities Risk (including Emerging Market Risk)

          -    Issuer Risk

          -    Liquidity Risk

          -    Small and Medium Size Company Risk

     The risks of investing in the Asset Allocation Fund are set forth in the prospectus for the American Fund Master Funds.

Past Performance

     Performance information is not provided since the Fund commenced operation in May 2007.

AMERICAN GLOBAL GROWTH TRUST

ADVISER TO MASTER FUND: Capital Research and Management Company ("CRMC")

INVESTMENT OBJECTIVE:    To seek to make the shareholders' investment grow over
                         time.

INVESTMENT STRATEGIES:   The American Global Growth Trust invests all of its
                         assets in the master fund, Class 1 shares of the
                         Global Growth Fund, a series of American Funds
                         Insurance Series. The Global Growth Fund invests
                         primarily in common stocks of companies (including
                         small and medium sized companies) located around the
                         world, including emerging markets. The Global Growth
                         Fund is designed for investors seeking capital
                         appreciation through stocks. Investors in the Global
                         Growth Fund should have a long-term perspective and be
                         able to tolerate potentially wide price fluctuations.

Temporary Defensive Investing

     The Global Growth Fund may also hold cash or money market instruments. The size of the fund's cash position will vary and will depend on various factors, including market conditions and purchases and redemptions of fund shares. A larger cash position could detract from the achievement of the fund's objective in a period of rising market prices; conversely, it would reduce the fund's magnitude of loss in the event of a general downturn and provide liquidity to make additional investments or to meet redemptions.

Principal Risks of Investing in this Fund

     The principal risks of investing in the Fund, which could adversely affect its NAV and performance, include:

          -    Active Management Risk

          -    Credit and Counterparty Risk

          -    Derivatives Risk

          -    Equity Securities Risk

          -    Foreign Securities Risk (including emerging market risk)

          -    Growth Investing Risk

          -    Issuer Risk

          -    Liquidity Risk

          -    Small and Medium Size Company Risk

     The risks of investing in the Global Growth Fund are set forth in the prospectus for the American Fund Master Fund.

Past Performance

     Performance information is not provided since the Fund commenced operation in May 2007.

AMERICAN GLOBAL SMALL CAPITALIZATION TRUST

ADVISER TO MASTER FUND: Capital Research and Management Company ("CRMC")

INVESTMENT OBJECTIVE:    To seek to make the shareholders' investment grow over
                         time.

INVESTMENT STRATEGIES:   The American Global Small Capitalization Trust invests
                         all of its assets in the master fund, Class 1 shares
                         of the Global Small Capitalization Fund, a series of
                         American Funds Insurance Series. The Global Small
                         Capitalization Fund invests primarily in stocks of
                         smaller companies located around the world, including
                         emerging markets. Normally, the Global Small
                         Capitalization Fund invests at least 80% of its assets
                         in equity securities of companies with small market
                         capitalizations, measured at the time of purchase.

     The Global Small Capitalization Fund holdings of small capitalization stocks may fall below the 80% threshold due to subsequent market action. CRMC currently defines "small market capitalization" companies to be companies with market capitalizations of $3.5 billion or less. CRMC has periodically reevaluated and adjusted this definition and may continue to do so in the future. The Global Small Capitalization Fund is designed for investors seeking capital appreciation through stocks. Investors in the Global Small Capitalization Fund should have a long-term perspective and be able to tolerate potentially wide price fluctuations.

Temporary Defensive Investing

     The Global Small Capitalization Fund may also hold cash or money market instruments. The size of the Fund's cash position will vary and will depend on various factors, including market conditions and purchases and redemptions of fund shares. A larger cash position could detract from the achievement of the fund's objective in a period of rising market prices; conversely, it would reduce the fund's magnitude of loss in the event of a general downturn and provide liquidity to make additional investments or to meet redemptions.

Principal Risks of Investing in this Fund

     The principal risks of investing in the Fund, which could adversely affect its NAV and performance, include:

          -    Active Management Risk

          -    Credit and Counterparty Risk

          -    Derivatives Risk

          -    Equity Securities Risk

          -    Foreign Securities Risk (including Emerging Market Risk)

          -    Growth Investing Risk

          -    Issuer Risk

          -    Liquidity Risk

          -    Small and Medium Size Company Risk

     The risks of investing in the Global Small Capitalization Fund are set forth in the prospectus for the American Fund Master Fund.

Past Performance

     Performance information is not provided since the Fund commenced operation in May 2007.

AMERICAN HIGH-INCOME BOND TRUST

ADVISER TO MASTER FUND: Capital Research and Management Company ("CRMC")

INVESTMENT OBJECTIVE:    To seek to provide a high level of current income and,
                         secondarily, capital appreciation.

INVESTMENT STRATEGIES:   The American High-Income Bond Trust invests all of its
                         assets in the master fund, Class 1 shares of the
                         High-Income Bond Fund, a series of American Funds
                         Insurance Series. The High-Income Bond Fund invests at
                         least 65% of its assets in higher yielding and
                         generally lower quality debt securities (rated Ba or
                         below by Moody's or BB or below by S&P or unrated but
                         determined to be of equivalent quality). Such
                         securities are sometimes referred to as "junk bonds."

     The High-Income Bond Fund may also invest up to 25% of its assets in securities of non-U.S. issuers. Normally, the High-Income Bond Fund invests at least 80% of its assets in bonds (this policy is subject to change upon 60 days' notice to shareholders). The High-Income Bond Fund may also invest up to 20% of its assets in equity securities that provide an opportunity for capital appreciation.

     The High-Income Bond Fund is designed for investors seeking a high level of current income and who are able to tolerate greater credit risk and price fluctuations than funds investing in higher quality bonds.

Temporary Defensive Investing

     The High-Income Fund may also hold cash or money market instruments. The size of the fund's cash position will vary and will depend on various factors, including market conditions and purchases and redemptions of fund shares. A larger cash position could detract from the achievement of a fund's objective in a period of rising market prices; conversely, it would reduce a fund's magnitude of loss in the event of a general downturn and provide liquidity to make additional investments or to meet redemptions.

Principal Risks of Investing in this Fund

     The principal risks of investing in the Fund, which could adversely affect its net asset value and performance, include:

          -    Active Management Risk

          -    Credit and Counterparty Risk

          -    Derivatives Risk

          -    Equity Securities Risk

          -    Fixed Income Securities Risk

          -    Foreign Securities Risk

          -    Issuer Risk

          -    Liquidity Risk

          -    Lower Rated Fixed Income Securities Risk

          -    Small and Medium Size Company Risk

     The risks of investing in the High-Income Bond Fund are set forth in the prospectus for the American Fund Master Fund.

Past Performance

     Performance information is not provided since the Fund commenced operation in May, 2007.

AMERICAN NEW WORLD TRUST

ADVISER TO MASTER FUND: Capital Research and Management Company ("CRMC")

INVESTMENT OBJECTIVE:    To seek to make the shareholders' investment grow over
                         time.

INVESTMENT STRATEGIES:   The American New World Trust invests all of its assets
                         in the master fund, Class 1 shares of the New World
                         Fund, a series of American Funds Insurance Series. The
                         New World Fund invests primarily in stocks of
                         companies with significant exposure to countries with
                         developing economies and/or markets.

     The New World Fund may also invest in debt securities of issuers, including issuers of lower rated bonds, with exposure to these countries. The New World Fund is designed for investors seeking capital appreciation. Investors in the New World Fund should have a long-term perspective and be able to tolerate potentially wide price fluctuations.

     The New World Fund may invest in equity securities of any company, regardless of where it is based, if the fund's investment adviser determines that a significant portion of the company's assets or revenues (generally 20% or more) is attributable to developing countries. Under normal market conditions, the fund will invest at least 35% of its assets in equity and debt securities of issuers primarily based in what the subadviser deems qualified countries that have developing economies and/or markets. In addition, the fund may invest up to 25% of its assets in nonconvertible debt securities of issuers, including issuers of lower rated bonds ("junk bonds") and government bonds, primarily based in qualified countries or that have a significant portion of their assets or revenues attributable to developing countries. The fund may also, to a limited extent, invest in securities of issuers based in nonqualified developing countries.

     In determining whether a country is qualified, the New World Fund will consider such factors as the country's per capita gross domestic product; the percentage of the country's economy that is industrialized; market capital as a percentage of gross domestic product; the overall regulatory environment; the presence of government regulation limiting or banning foreign ownership; and restrictions on repatriation of initial capital, dividends, interest and/or capital gains. The fund's investment adviser will maintain a list of qualified countries and securities in which the fund may invest. Qualified developing countries in which the fund may invest currently include, but are not limited to, Argentina, Brazil, Chile, China, Colombia, Croatia, Czech Republic, Dominican Republic, Egypt, Hungary,

India, Israel, Jordan, Lebanon, Malaysia, Mexico, Morocco, Oman, Panama, Peru, the Philippines, Poland, Russian Federation, South Africa, Thailand, Turkey and Venezuela.

Temporary Defensive Investing

     The New World Fund may also hold cash or money market instruments. The size of the fund's cash position will vary and will depend on various factors, including market conditions and purchases and redemptions of fund shares. A larger cash position could detract from the achievement of the fund's objective in a period of rising market prices; conversely, it would reduce the fund's magnitude of loss in the event of a general downturn and provide liquidity to make additional investments or to meet redemptions.

Principal Risks of Investing in this Fund

     The principal risks of investing in the Fund, which could adversely affect its NAV and performance, include:

          -    Active Management Risk

          -    Credit and Counterpart Risk

          -    Derivatives Risk

          -    Equity Securities Risk

          -    Fixed Income Securities Risk

          -    Foreign Securities Risk (including Emerging Market Risk)

          -    Growth Investing Risk

          -    Issuer Risk

          -    Liquidity Risk

          -    Lower Rates Fixed Income Securities Risk

          -    Small and Medium Size Company Risk

     These and other risks are described under "Risks of Investing in Certain Types of Securities" following the fund descriptions. The risks of investing in derivatives are described in the Prospectus under "Hedging and Other Strategic Transactions." The risks of investing in the New World Fund are also set forth in the prospectus for the American Fund Master Fund.

Past Performance

     Performance information is not provided since the Fund commenced operation in May 2007.

EMERGING MARKETS VALUE TRUST

SUBADVISER: Dimensional Fund Advisors

INVESTMENT OBJECTIVE:    To seek long-term capital appreciation.

INVESTMENT STRATEGIES:   Under normal circumstances, the Fund will invest at
                         least 80% of its net assets (plus any borrowings for
                         investment purposes) in companies associated with
                         emerging markets designated from time to time by the
                         Investment Committee of the subadviser.

     The Fund seeks long-term capital growth through investment primarily in emerging market equity securities. The Fund seeks to achieve its investment objective by investing in companies associated with emerging markets designated by the Investment Committee of the subadviser ("Approved Markets") from time to time. The Fund invests its assets primarily in Approved Market equity securities listed on bona fide securities exchanges or actively traded on over-the-counter markets. (See below for a definition of Approved Market securities.) These exchanges may be either within or outside the issuer's domicile country. The securities may be listed or traded in the form of American Depositary Receipts
(ADRs), European Depositary Receipts (EDRs), Global Depositary Receipts (GDRs), Non-Voting Depositary Receipts (NVDRs) or other types of depositary receipts.

     The Fund seeks to achieve its objective by purchasing emerging market equity securities that are deemed by the subadviser to be value stocks at the time of purchase. The subadviser believes securities are considered value stocks primarily because they have a high book value in relation to their market value. In assessing value, the subadviser may consider additional factors, such as price to cash flow or price to earnings ratios, as well as economic conditions and developments in the issuer's industry. The criteria the subadviser uses for assessing value are subject to change from time to time.

     The Fund's policy is to seek to achieve its investment objective by purchasing emerging market equity securities across all market capitalizations, and specifically those which are deemed by the subadviser to be value stocks at the time of purchase, as described in the paragraph above. The Fund may not invest in certain eligible companies or Approved Markets described above or achieve approximate market weights because of constraints imposed within Approved Markets, restrictions on purchases by foreigners and the Fund's policy to invest no more than 25% of its total assets in any one industry.

     The Fund also may invest up to 10% of its total assets in shares of other investment companies that invest in one or more Approved Markets, although it tends to do so only where access to those markets is otherwise significantly limited. In some Approved Markets it may be necessary or advisable for the fund to establish a wholly-owned subsidiary or trust for the purpose of investing in the local markets.

     In determining what countries are eligible markets for the Fund, the subadviser may consider various factors, including without limitation, the data, analysis and classification of countries published or disseminated by the World Bank, the International Finance Corporation, FTSE International, Morgan Stanley Capital International, Citigroup and the Heritage Foundation. Approved emerging markets may not include all emerging markets classified by such entities. In determining whether to approve markets for investment, the subadviser takes into account, among other things, market liquidity, relative availability of investor information, government regulation, including fiscal and foreign exchange repatriation rules and the availability of other access to these markets for the Fund and other affiliated funds.

     The Fund may use derivatives, such as futures contracts and options on futures contracts, to gain market exposure on uninvested cash pending investment in securities or to maintain liquidity to pay redemptions. The Fund may enter into futures contracts and options on futures contracts for Approved Market or other equity market securities and indices, including those of the United States.

     The Fund's policy of seeking broad market diversification means the subadviser will not utilize "fundamental" securities research techniques in identifying securities selections. The decision to include or exclude the shares of an issuer will be made primarily on the basis of such issuer's relative market capitalization determined by reference to other companies located in the same country. Company size is measured in terms of reference to other companies located in the same country and in terms of local currencies in order to eliminate the effect of variations in currency exchange rates.

     Changes in the composition and relative ranking (in terms of book to market ratio) of the stocks which are eligible for purchase by the Fund take place with every trade when the securities markets are open for trading due primarily to price fluctuations of such securities. On a periodic basis, the subadviser will prepare lists of value stocks that are eligible for investment. Such lists will be revised no less than semi-annually.

     The Fund does not seek current income as an investment objective, and investments will not be based upon an issuer's dividend payment policy or record. However, many of the companies whose securities will be included in the Fund do pay dividends. It is anticipated, therefore, that the Fund will receive dividend income.

Approved Markets

     As of the date of this Prospectus, the Fund is authorized to invest in the countries listed below. The subadviser will determine in its discretion when and whether to invest in countries that have been authorized, depending on a number of factors, such as asset growth in the Fund and characteristics of each country's markets. The Investment Committee of the subadviser also may authorize other countries for investment in the future, in addition to the countries listed below. Also, the Fund may continue to hold investments in countries that are not currently authorized for investment, but had been authorized for investment in the past.

Brazil
Chile
China
Czech Republic
Hungary
India
Indonesia
Israel
Malaysia
Mexico
Philippines
Poland
South Africa
South Korea
Taiwan
Thailand
Turkey

Approved Market Securities

     "Approved Market securities" are defined as securities that are associated with an Approved Market, and include, among others: (a) securities of companies that are organized under the laws of, or maintain their principal place of business in, an Approved Market; (b) securities for which the principal trading market is in an Approved Market; (c) securities issued or guaranteed by the government of an Approved Market country, its agencies or instrumentalities, or the central bank of such country; (d) securities denominated in an Approved Market currency issued by companies to finance operations in Approved Markets;
(e) securities of companies that derive at least 50% of their revenues or profits from goods produced or sold, investments made or services performed in Approved Markets or have at least 50% of their assets in Approved Markets; (f) Approved Market equity securities in the form of depositary shares; (g) securities of pooled investment vehicles that invest primarily in Approved Markets securities or derivative instruments that derive their value from Approved Market securities; or (h) securities included in the Fund's benchmark index. Securities of Approved Markets may include securities of companies that have characteristics and business relationships common to companies in other countries. As a result, the value of the securities of such companies may reflect economic and market forces in such other countries as well as in the Approved Markets. The subadviser, however, will select only those companies which, in its view, have sufficiently strong exposure to economic and market forces in Approved Markets. For example, the subadviser may invest in companies organized and located in the United States or other countries outside of Approved Markets, including companies having their entire production facilities outside of Approved Markets, when such companies meet the definition of Approved Market securities.

Principal Risks of Investing in this Fund

     The principal risks of investing in the Fund, which could adversely affect its NAV and performance, include:

     -    Active Management Risk

     -    Credit and Counterparty Risk

     -    Derivatives Risk

     -    Equity Securities Risk (including value investing risk)

     -    Foreign Securities Risk (including emerging markets and currency risk)

     -    Investment Company Securities Risk

     -    Issuer Risk

     -    Liquidity Risk

     -    Small and Medium Size Companies Risk

Past Performance

     Past performance is not provided since the Fund commenced operations in May 2007.

FRANKLIN TEMPLETON FOUNDING ALLOCATION TRUST

SUBADVISER: MFC Global Investment Management (U.S.A.) Limited

INVESTMENT OBJECTIVE:    To seek long-term growth of capital.

INVESTMENT STRATEGIES:   The Franklin Templeton Founding Allocation Trust
                         differs from the Funds previously described (other
                         than other funds of funds) in that the Franklin
                         Templeton Founding Allocation Trust invests in other
                         Funds and in other investment companies (collectively,
                         "Underlying Funds") as well as other types of
                         investments as described below.

     The Franklin Templeton Founding Allocation Trust currently invests primarily in three Underlying Funds: the Global Trust, Income Trust and Mutual Shares Trust, which are described in Appendix A to the Prospectus. However, it is also authorized to invest without limitation in other Underlying Funds and in other types of investments as described below.

     The Franklin Templeton Founding Allocation Trust may purchase any Funds except other JHT funds of funds and the American Asset Allocation Trust, American Blue Chip Income and Growth Trust, American Bond Trust, American Global Growth Trust, American Global Small Capitalization Trust, American Growth Trust, American Growth-Income Trust, American High-Income Bond Trust, American International Trust and American New World Trust. When purchasing shares of other JHT Funds, the Franklin Templeton Founding Allocation Trust only purchases NAV shares (which are not subject to Rule 12b-1 fees).

Other Permitted Investments

     The Franklin Templeton Founding Allocation Trust may also:

     -    Purchase U.S. government securities and short-term paper.

     - Purchase shares of other registered open-end investment companies (and registered unit investment trusts) within the same "group of investment companies" as that term is defined in Section 12 of the 1940 Act, subject to the limits set forth under the 1940 Act and rules thereunder.

     - Purchase shares of other registered open-end investment companies (and registered unit investment trusts) where the adviser is not the same as, or affiliated with, the Adviser, including ETFs, subject to the limits set forth under the 1940 Act and rules thereunder.

     -    Purchase securities of registered closed-end investment companies.

     -    Purchase domestic and foreign equity and fixed income securities.

     - Invest in equity securities that may include common and preferred stocks of large, medium and small capitalization companies in both developed (including the U.S.) and emerging markets.

     - Invest in fixed income securities that may include debt securities of governments throughout the world (including the U.S.), their agencies and instrumentalities, debt securities of corporations and supranationals, inflation protected securities, convertible bonds, mortgaged-backed securities, asset-backed securities and collateralized debt securities. Investments in fixed income securities may include securities of issuers in both developed (including the U.S.) and emerging markets and may include fixed income securities rated below investment grade (sometimes referred to as "junk bonds").

     - Invest up to 15% of its net assets in illiquid securities of entities such as limited partnerships and other pooled investment vehicles, including hedge funds.

     - Make short sales of securities (borrow and sell securities not owned by the Fund), either to realize appreciation when a security that the Fund does not own declines in value or as a hedge against potential declines in the value of a Fund security.

     - Invest in publicly traded partnerships, including publicly traded partnerships that invest principally in commodities or commodity-linked derivatives.

     - Purchase and sell commodities and enter into swap contracts and other commodity-linked derivative instruments including those linked to physical commodities.

     Because of uncertainties under Federal tax laws as to whether income from commodity-linked derivative instruments would constitute "qualifying income" to a regulated investment company, the Franklin Templeton Founding Allocation Trust is not permitted to invest in such instruments unless the subadviser obtains prior written approval from the Franklin Templeton Founding Allocation Trust's Chief Compliance Officer. See "Additional Information Concerning Taxes" in the SAI.

     The Franklin Templeton Founding Allocation Trust is monitored daily. To maintain target allocations in the Underlying Funds, daily cash flow for the Franklin Templeton Founding Allocation Trust will be directed to its Underlying Funds that most deviate from its target allocation. Quarterly, the subadviser may also rebalance the Franklin Templeton Founding Allocation Trust's Underlying Funds to maintain target allocations.

Management of the Franklin Templeton Founding Allocation Trust

     Subject to the limitations described above, the Franklin Templeton Founding Allocation Trust may at any time invest any percentage of its assets in any of the different investments described above. The subadviser may from time to time adjust the percentage of assets invested in any specific investment held by the Franklin Templeton Founding Allocation Trust. Such adjustments may be made, for example, to increase or decrease the Franklin Templeton Founding Allocation Trust's holdings of particular asset classes, to adjust portfolio quality or the duration of fixed income securities or to increase or reduce the percent of the Franklin Templeton Founding Allocation Trust's assets subject to the management of a particular Underlying Fund subadviser. In addition, changes may be made to reflect fundamental changes in the investment environment.

     The investment performance of the Franklin Templeton Founding Allocation Trust will reflect both its subadviser's allocation decisions with respect to its investments and the investment decisions made by the adviser or subadviser to an investment company or similar entity in which the Franklin Templeton Founding Allocation Trust invests.

Principal Risks of Investing in the Franklin Templeton Founding Allocation Trust

     The principal risks of investing in the Fund, which could adversely affect its NAV and performance, include:

     -    Active Management Risk

     -    Credit and Counterparty Risk

     -    Derivatives Risk

     -    Equity Securities Risk

     - Fixed Income Securities Risk (including lower rated fixed income securities risk)

     -    Foreign Securities Risk

     -    Investment Company Securities Risk

     -    Issuer Risk

     -    Liquidity Risk

Past Performance

     Performance is not provided since the Fund commenced operations in May
2007.

INCOME TRUST

SUBADVISER: Franklin Advisers, Inc.

INVESTMENT OBJECTIVE:    To seek to maximize income while maintaining prospects
                         for capital appreciation.

INVESTMENT STRATEGIES:   Under normal market conditions, the Fund invests in a
                         diversified portfolio of debt securities, such as
                         bonds, notes and debentures, and equity securities,
                         such as common stocks, preferred stocks and
                         convertible securities.

     The Fund seeks income by selecting investments such as corporate and foreign debt securities and U.S. Treasury bonds, as well as stocks with attractive dividend yields. In its search for growth opportunities, the Fund maintains the flexibility to invest in common stocks of companies from a variety of industries such as utilities, oil, gas, real estate and consumer goods.

     The subadviser searches for undervalued or out-of-favor securities it believes offer opportunities for current income and significant future growth. It performs independent analysis of the debt securities being considered for the Fund's portfolio, rather than relying principally on the ratings assigned by the rating agencies. In its analysis, the subadviser considers a variety of factors, including:

     -    the experience and managerial strength of the company;

     -    responsiveness to changes in interest rates and business conditions;

     -    debt maturity schedules and borrowing requirements;

     - the company's changing financial condition and market recognition of the change; and

     - a security's relative value based on such factors as anticipated cash flow, interest and dividend coverage, asset coverage and earnings prospects.

     The Fund may invest up to 100% of total assets in debt securities that are rated below investment grade (sometimes referred to as "junk bonds"), but is not currently expected to invest more than 50% of its total assets in such securities. Securities rated in the top four rating categories by independent rating organizations such as Standard & Poor's ("S&P") or Moody's Investors Service ("Moody's") are considered investment grade. Below investment grade securities, such as those rated BB or lower by S&P, or Ba or lower by Moody's, or unrated, but deemed by the subadviser to be of comparable quality, generally pay higher yields but involve greater risks than investment grade securities.

     The Fund may invest up to 25% of its total assets in foreign securities, foreign securities that are traded in the U.S. or American Depositary Receipts
(ADRs).

Principal Risks of Investing in this Fund

     The principal risks of investing in the Fund, which could adversely affect its NAV and performance, include:

     -    Active Management Risk

     -    Credit and Counterparty Risk

     -    Equity Securities Risk

     - Fixed Income Securities Risk (including interest rate risk and lower rated fixed income securities risk)

     -    Foreign Securities Risk

     -    Issuer Risk

     -    Liquidity Risk

Past Performance

     Past performance is not provided since the Fund commenced operations in May 2007.

MID CAP INTERSECTION TRUST

SUBADVISER: Wellington Management Company, LLP

INVESTMENT OBJECTIVE:    To seek long-term growth of capital.

INVESTMENT STRATEGIES:   Under normal market conditions, the Fund invests at
                         least 80% of its net assets (plus any borrowings for
                         investment purposes) in equity securities of medium-
                         sized companies with significant capital appreciation
                         potential. For the purposes of the Fund, "medium-sized
                         companies" are those with market capitalizations, at
                         the time of investment, within the market
                         capitalization range of companies represented in
                         either the Russell MidCap Index ($849 million to
                         $20.77 billion as of February 28, 2007) or the S&P
                         MidCap 400 Index ($589 million to $12.46 billion as of
                         February 28, 2007).

     The portfolio of the Fund is constructed stock by stock, an investment approach the subadviser refers to as "bottom-up." The Fund combines the subadviser's proprietary fundamental and quantitative research inputs to create a portfolio of holdings within a disciplined framework.

     The Fund invests primarily in a diversified portfolio of equity securities based on the combined ratings of the subadviser's Global Industry Analysts and proprietary quantitative stock selection models. Global Industry Analyst ratings are based upon the subadviser's fundamental analysis. The subadviser's fundamental analysis of a company involves the assessment of such factors as its business environment, management quality, balance sheet, income statement, anticipated earnings, revenues and dividends, and other related measures or indicators of value.

     The subadviser then complements its fundamental research with an internally-developed quantitative analytical approach. This quantitative approach evaluates each security favoring those with attractive valuation and timeliness measures. Valuation factors compare securities within sectors based on measures such as price ratios and balance sheet strength. The subadviser's assessment of "timeliness" focuses on stocks with favorable earnings and stock price momentum to assess the appropriate time for purchase.

     In constructing the portfolio of the Fund, the subadviser analyzes and monitors different sources of active management risk including stock-specific risk, industry risk and style risk. The goal of this analysis is that the portfolio remains well-diversified, and does not take large industry and style positions relative to the portfolio's market benchmark, as an unintended consequence of bottom-up stock picking.

     The Fund may invest in IPOs and ETFs.

Principal Risks of Investing in this Fund

     The principal risks of investing in the Fund, which could adversely affect its NAV and performance, include:

          -    Active Management Risk

          -    Equity Securities Risk

          -    ETFs Risk

          -    IPOs Risk

          -    Issuer Risk

          -    Liquidity Risk

          -    Small and Medium Size Company Risk

Past Performance

     Performance is not provided since the Fund commenced operations in May
2007.

MUTUAL SHARES TRUST

SUBADVISERS: Franklin Mutual Advisers, LLC

INVESTMENT OBJECTIVE:    To seek capital appreciation, which may occasionally
                         be short-term. Income is a secondary objective.

INVESTMENT STRATEGIES:   Under normal market conditions, the Fund invests
                         mainly in equity securities (including convertible
                         securities or securities the subadviser expects to be
                         exchanged for common or preferred stock) of companies
                         of any nation that the subadviser believes are
                         available at market prices less than their value based
                         on certain recognized or objective criteria (intrinsic
                         value).

     Following this value-oriented strategy, the Fund invests primarily in:

     - Undervalued Securities. Securities the subadviser believes are trading at a discount to intrinsic value.

     And, to a lesser extent, the Fund also invests in:

     - Risk Arbitrage Securities. Securities of companies involved in restructurings (such as mergers, acquisitions, consolidations, liquidations, spinoffs, or tender or exchange offers) or that the subadviser believes are inexpensive relative to an economically equivalent security of the same or another company.

     - Distressed Companies. Securities of companies that are, or are about to be, involved in reorganizations, financial realigning or bankruptcy.

     In pursuit of its value-oriented strategy, the Fund is not limited to pre-set maximums or minimums governing the size of the companies in which it may invest. The Fund currently invests predominantly in mid- and large-cap companies with market capitalization values (share price times the number of common stock shares outstanding) greater than $1.5 billion, and a portion of its assets may be invested in small-cap companies.

     While the Fund generally purchases securities for investment purposes, the subadviser may seek occasionally to influence or control management, or invest in other companies to do so, when it believes the Fund may benefit.

     The Fund expects to invest a significant portion (up to 35%) of its assets in foreign securities, which may include sovereign debt and participations in foreign government debt.

     The Fund's investments in distressed companies typically involve the purchase of bank debt, lower-rated or defaulted debt securities, comparable unrated debt securities or other indebtedness (or participations in the indebtedness) of such companies. Such other indebtedness generally represents a specific commercial loan or portion of a loan made to a company by a financial institution such as a bank. Loan participations represent fractional interests in a company's indebtedness and are generally made available by banks or other institutional investors. By purchasing all or a part of a company's direct indebtedness, the Fund, in effect, steps into the shoes of the lender. If the loan is secured, the Fund will have a priority claim to the assets of the company ahead of unsecured creditors and stockholders. The Fund generally makes such investments to achieve capital appreciation rather than to seek income.

     When engaging in an arbitrage strategy, the Fund typically buys one security while at the same time selling short another security. The Fund generally buys the security that the subadviser believes is either inexpensive relative to the price of the other security or otherwise undervalued, and sells short the security that the subadviser believes is either expensive relative to the price of the other security or otherwise overvalued. In doing so, the Fund attempts to profit from a perceived relationship between the values of the two securities. The Fund generally engages in an arbitrage strategy in connection with an announced corporate restructuring or other corporate action or event.

     The subadviser employs a research driven, fundamental value strategy for the Fund. In choosing equity investments, the subadviser focuses on the market price of a company's securities relative to the subadviser's own evaluation of the company's asset value, including an analysis of book value, cash flow potential, long-term earnings and multiples of earnings. Similarly, debt securities and other indebtedness, including loan participations, are generally selected based on the subadviser's own analysis of the security's intrinsic value rather than the coupon rate or rating of the security. The subadviser examines each investment separately and there are no set criteria as to specific value parameters, asset size, earnings or industry type.

Principal Risks of Investing in this Fund

     The principal risks of investing in the Fund, which could adversely affect its NAV and performance, include:

     -    Active Management Risk

     -    Arbitrage Securities and Distressed Companies Risk

     -    Credit and Counterparty Risk

     -    Derivatives Risk

     -    Equity Securities Risk (including value investing risk)

     -    Fixed Income Securities Risk

     -    Foreign Securities Risk

     -    Issuer Risk

     -    Liquidity Risk

     -    Short Sale Risk

     -    Small and Medium Size Company Risk

Past Performance

     Past performance is not provided since the Fund commenced operations in May 2007.

SMALL CAP INTRINSIC VALUE TRUST

SUBADVISER: MFC Global Investment Management (U.S.), LLC

INVESTMENT OBJECTIVE:    To seek long-term capital appreciation.

INVESTMENT STRATEGIES:   Under normal market conditions, the Fund invests at
                         least 80% of its net assets (plus any borrowing for
                         investment purposes) in equity securities of small-
                         capitalization companies (companies in the
                         capitalization range of the Russell 2000 Index, which
                         was $38 million to $3.75 billion as of February 28,
                         2007). Equity securities include common and preferred
                         stocks and their equivalents.

     In managing the Fund, the subadviser emphasizes a value-oriented "bottom-up" approach to individual stock selection. With the aid of proprietary financial models, the subadviser looks for companies that are selling at what appear to be substantial discounts to their long-term intrinsic values. These companies often have identifiable catalysts for growth, such as new products, business reorganizations or mergers.

     The subadviser uses fundamental financial analysis of individual companies to identify those with substantial cash flows, reliable revenue streams, strong competitive positions and strong management. The Fund may attempt to take advantage of short-term market volatility by investing in companies involved in managing corporate restructuring or pending acquisitions.

     The Fund may invest up to 35% of its total assets in foreign securities. The Fund may invest up to 20% of its total assets in bonds of any maturity rated as low as CC/Ca and their unrated equivalents (bonds below BBB/Baa are considered "junk bonds").

     The Fund may trade securities actively, which could increase its transaction costs (thus lowering performance).

Principal Risks of Investing in this Fund

     The principal risks of investing in the Fund, which could adversely affect its NAV and performance, include:

          -    Active Management Risk

          -    Equity Securities Risk (including value investing risk)

          - Fixed Income Securities Risk (including lower rated fixed income securities risk)

          -    Foreign Securities Risk

          -    High Portfolio Turnover Risk

          -    Issuer Risk

          -    Liquidity Risk

          -    Small and Medium Size Companies Risk

Past Performance

     Performance is not provided since the Fund commenced operations in May
2007.